EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-32399, No. 33-44794, No. 333-79297 and No. 333-64952) of Aztar Corporation of our report dated February 4, 2002, except for notes 3, 7, and 18, as to which the date is February 28, 2002, relating to the consolidated financial statements of Aztar Corporation, which appears in this Form 10-K. We also consent to the incorporation by reference in the aforementioned Registration Statements of our report dated February 4, 2002 relating to the financial statement schedule of Aztar Corporation, which also appears in this Form 10-K. We also consent to the incorporation by reference in the aforementioned Registration Statements of our report dated February 4, 2002, except for notes 1 and 8, as to which the date is February 28, 2002, relating to the financial statements of Tropicana Enterprises, which also appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Phoenix, Arizona
March 6, 2002